Exhibit 10.46

This Mortgage is made on the	21st	day of	December	2007.
BETWEEN:	FRONTIER MORTGAGES PTY LTD ACN 126 509 322 of Level 1, 2 Corporate Court,
Bundall QLD	4217.

“Mortgagee”

AND:	IA GLOBAL, INC of Suite 2450, 101 California Street, San Francisco CA 94111 USA.

“Mortgagor”

RECITALS:

A.	The Mortgagor is the legal and beneficial owner of the Shares.
B.	At the request of the Mortgagor, the Mortgagee has agreed to provide financial accommodation to the Mortgagor in accordance with the Transaction Documents.
C.	The Mortgagor considers that by providing this Mortgage there will be a commercial benefit flowing to the Mortgagor.

THE PARTIES COVENANT AND DECLARE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Mortgage, unless the subject matter or context otherwise require:

“Agreement Date” means the date specified as such in the Reference Schedule, or if not specified in the Reference Schedule, the date specified above the parties names on page 1 of this Mortgage, or if not specified in that place, the date of execution or signature (as the case may be) by the last party to execute or sign (as the case may be) this Agreement;

“Australian Dollars” or “$” means the lawful currency of Australia;

“Authorised Representative” means:

(a)	in respect of a party which is a corporation:
(i)	a company secretary or director or any officer of the corporation whose title or office includes the words “manager” or “director”; or
(ii)	a person acting with the title or in the office of manager or director; and
(b)	in respect of each party, a solicitor of that party or a person nominated by Notice to the other party as an authorised representative;

“Business Day” means a day, not being a Saturday, Sunday or gazetted public holiday, on which banks are open for commercial business at the Business Day place specified as such in the Reference Schedule and in the place or places where performance of a relevant Obligation is or is required to take place;

“Certificate” means any certificate which evidences a shareholder’s title to the Shares or any portion of the Shares;

“Claim” means, in relation to a person, a claim, demand, remedy, suit, injury, damage, loss, cost, liability, action, proceeding, right of action, claim for compensation or reimbursement or liability incurred by or to be made or recovered by or against the person, however arising and whether present, unascertained, immediate, future or contingent;

“Collateral Security” means those Securities which are specified in the Reference Schedule, and any other deed or instrument supplemental or collateral to this Mortgage which is intended to provide collateral security (including, without limitation, by means of assignment) for the payment of the Secured Moneys, whether executed before, on or after the Agreement Date;

“Company” means the company named as such in the Reference Schedule;

“Event of Default” means any of the events or circumstances defined as such in this Mortgage;

“Facility Letter” means the relevant letter from the Mortgagee to the Mortgagor offering certain money and/or financial accommodation to the Mortgagor, including without limitation, the terms and conditions specified in or incorporated into the facility the subject of the Facility Letter;

“Financial Indebtedness” of a person means any Obligation of that person, whether present or future, actual or contingent, to pay or deliver any money, currency or commodity under or in respect of any financial accommodation or arrangement including, without limitation, under or in respect of any:

(a)	money borrowed or raised by that person;
(b)	Guarantee;
(c)	bond, debenture, note, certificate, redeemable or repurchasable share or stock, bill of exchange or any similar instrument (whether or not transferable or negotiable);
(d)	put option or buy back or discounting arrangement in relation to any property;
(e)

lease, licence or other arrangement in respect of any property (real or personal, tangible or intangible) entered into primarily for the purpose of raising finance or of financing the acquisition of the property leased, licensed or subject to the relevant arrangement (other than a lease, licence or arrangement which may be accounted for as an operating lease under an applicable approved accounting standard in Australia);

(f)	hire purchase or deferred payment Obligation for property acquired or a service employed;
(g)	liability to meet calls in respect of the unpaid amount of any shares;
(h)	interest or currency swap or hedge arrangement, financial option, future contract or analogous transaction; or
(i)	arrangement which achieves the same commercial effect as any of the above;

“Government Authority” means any local, State or Federal government, or a Minister or government department of each of those governments, a corporation or authority constituted for a public purpose, a holder of an office for a public purpose, a local authority and any agent or employee of any such body;

“Guarantee” means a guarantee, indemnity, letter of credit, performance bond, acceptance or endorsement, or legally enforceable Obligation:

(a)	to pay or to provide funds (including by the purchase of any property) in, or to enable payment or discharge of;
(b)	to indemnify against the consequences of default in the payment of; or
(c)	to otherwise to be responsible for,

any Obligation (whether or not it involves the payment of money) or indebtedness, or otherwise to be responsible for the solvency or financial condition, of any other person;

“Loan Agreement” means a written deed or agreement (past, present or future) between the Mortgagee and the Mortgagor (whether or not there are other parties to such agreement), including without limitation, a Facility Letter, Notice or written offer by or on behalf of the Mortgagee accepted by the Mortgagor where “accepted by” includes signing or execution of a copy of a Facility Letter, Notice or written offer, any other written form of acceptance, or acceptance by conduct of all or part of a Facility Letter, Notice or written offer (including acceptance of accommodation under an offer);

“Material Adverse Effect” means, in respect of a person, a material adverse effect in the opinion of the Mortgagee on:

(a)	its business, assets or financial condition; or
(b)	its ability to perform its Obligations under this Mortgage, the Transaction Documents or any Collateral Security;

“Mortgage” means as the context requires this Mortgage or the security constituted by this Mortgage and includes:

(a)	words intended to form part of it; and
(b)	any equitable or common law mortgage evidenced by this Mortgage;

“Mortgaged Property” means the Shares (including without limitation the beneficial interest of the Mortgagor in them);

“New Rights” means:

(a)

all money or Rights, that may be payable, allottable or transferable to or exercisable by the Mortgagor as the beneficial owner of the Shares or any shares, or other securities which may become subject to this Mortgage;

(b)

if the Shares shall by virtue of any amalgamation, re-construction or re-arrangement of capital or liabilities of the Company or sale of the Company’s business be represented by a different capital holding or different classes of liabilities, whether in the Company or in any other company, the capital holding or classes of liabilities of the company which as the result of amalgamation, re-construction or re-arrangement of the capital or liabilities or sale took the place of the Shares in the Company;

“Notice” means a written notice, consent, approval, direction, order or other communication;

“Notice Address” means, in respect of a party:

(a)	the address or facsimile number specified as such in the Reference Schedule; or
(b)	where a party gives Notice to all other parties of another address or facsimile number, the last address or facsimile number so notified;

“Obligation” means any legal, equitable, contractual, statutory or other obligation, agreement, covenant, commitment, duty, undertaking or liability;

“Potential Event of Default” means any event or circumstance which, with the passage of time or the giving of Notice or both, would become an Event of Default;

“Reference Schedule” means the details and descriptions contained in the schedule, described as such, and immediately before the execution page of this Mortgage;

“Relative” includes spouse, child, grandchild or remoter issue, brother, sister and ancestor;

“Right” includes any legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, remedy, discretion or cause of action;

“Secured Moneys” means:

(a)

all money already lent or advanced or which the Mortgagee now or in the future lends or advances or is or becomes in any way liable to lend or advance to, for or for the use or accommodation of or on behalf of any other person upon the order, direction or request, express or implied or under the authority of the Mortgagor whether the Mortgagor is acting alone or jointly with any person;

(b)

all money which the Mortgagor either alone or jointly with any person whether directly or indirectly or contingently or prospectively and whether by way of debt, Guarantee, indemnity, restitution, contract, damages, order of a court or otherwise presently is or in the future becomes or may become liable to pay to the Mortgagee under this Mortgage or under or on any Obligation or by reason of any other matter or thing whatsoever or as a result of or pursuant to any transaction or event or circumstances;

(c)

all money which the Mortgagee is liable to lend, pay or advance or now or in the future pays or becomes liable to pay to, for or for the use or accommodation of or on behalf of the Mortgagor either alone or jointly with any person either by advances or by reason of the Mortgagee having already entered or in the future entering into any Guarantee or by accepting, endorsing, drawing, paying or discounting or otherwise becoming liable on any bill of exchange or negotiable instrument by which liabilities may be incurred on behalf of or at the request express or implied of the Mortgagor, either alone or jointly with any person, whether such Guarantee or negotiable instruments shall have matured or not or whether the liability of the Mortgagee under it is contingent or actual;

(d)

all money which the Mortgagee is from time to time and at any time at liberty to debit and charge the Mortgagor either alone or jointly with any person or any account or under any present or future judgment, order, agreement, understanding, arrangement, custom, practice of the Mortgagee or Right of the Mortgagee or for any other reason, whether under the terms of this Mortgage or of any agreement or otherwise;

(e)

all money now or hereafter owed by the Mortgagor either alone or jointly with any person to the Mortgagee because of the assignment to or acquisition by the Mortgagee from any person of any secured or unsecured, present or future, actual, contingent, prospective or other debt or other Obligation of the Mortgagor;

(f)	all loss or damage suffered by the Mortgagee which is caused or contributed to by any breach by the Mortgagor of any of the terms of this Mortgage or any agreement;
(g)	all moneys and liabilities elsewhere in this Mortgage defined as being included in the Secured Moneys;
(h)	interest upon all such money or on so much of it as shall from time to time be owing or payable or remain unpaid to the Mortgagee; and
(i)	all other moneys owing from time to time or intended to be secured under the terms of this Mortgage, irrespective of:
(i)	whether the charge created by this Mortgage shall be or remain valid or shall have been released or discharged;
(ii)	whether such debts and liabilities are present or future or actual or prospective or contingent or otherwise;
(iii)	whether the amount of any such debts or liabilities are at any time ascertained or unascertained,

and references to the “Secured Moneys” include the whole or any part or parts of such money;

“Security” means:

(a)

a mortgage, charge, debenture, encumbrance, assignment by way of security, pledge, deposit of title, lien, security, option to acquire, lease, licence, caveat, preferential interest, title retention, preferential Right, trust arrangement or other estate, interest, Claim or arrangement (including, without limitation, any set-off or “flawed-asset” arrangement) having the same or equivalent commercial effect as a grant of security relating to property (whether real or personal); or

(b)	an agreement to create or give any arrangement referred to in paragraph (a) of this definition;

“Shares” means each and every one of the shares in the Company, which Shares are described in the Reference Schedule (including, without limitation, the beneficial interest of the Mortgagor in those Shares) together with the New Rights;

“Transaction Documents” means each of the documents listed and described as such in the Reference Schedule; and

“Transfer” means any transfer or transfers with respect to any of the Shares executed by the Mortgagor and delivered to the Mortgagee.

1.2	Interpretation

In the interpretation of this Mortgage, unless the context or subject matter otherwise require:

(a)	singular includes plural and vice versa;
(b)	any gender includes every gender;
(c)	a reference to a person includes corporations, trusts, associations, partnerships, a Government Authority, and other legal entities, and where necessary, includes successor bodies;
(d)	references to writing include printing, typing, facsimile and other means of representing or reproducing words, figures, drawings or symbols in a visible and tangible form, in English;
(e)	references to signature and signing include due execution of a document by a corporation or other relevant entity;
(f)	references to months mean calendar months;
(g)	references to statutes include statutes amending, consolidating or replacing the statutes referred to and all regulations, orders-in-council, rules, by-laws and ordinances made under those statutes;
(h)	references to sections of statutes or terms defined in statutes refer to corresponding sections or defined terms in amended, consolidated or replacement statutes;
(i)	headings and the table of contents are used for convenience only and are to be disregarded in the interpretation of this Mortgage;
(j)	where any word or phrase is given a defined meaning, another grammatical form of that word or phrase has a corresponding meaning;
(k)	each paragraph or sub-paragraph in a list is to be read independently from the others in the list;
(l)	a reference to an agreement or document is to that agreement or document as amended, novated, supplemented or replaced from time to time; and
(m)	a reference to a party includes that party’s executors, administrators, substitutes, successors and permitted assigns.

2.	MORTGAGE
2.1	Grant of Mortgage

The Mortgagor mortgages to the Mortgagee all the Mortgagor’s estate and interest in the Mortgaged Property to secure to the Mortgagee the due and punctual payment of the Secured Moneys and the due and punctual performance of all other Obligations of the Mortgagor under this Mortgage, a Collateral Security, the Transaction Documents and any Loan Agreement.

2.2	Priority

The Mortgage shall rank as a mortgage having the priority specified in the Reference Schedule adjacent to the heading “Priority Ranking”.

2.3	Continuing nature

This Mortgage is a continuing security. It shall not be fully or partially released merely by the payment at any time of any of the Secured Moneys or by any settlement of account. This Mortgage shall continue to apply to the present and future balance of the Secured Moneys until a final release of this Mortgage has been given to the Mortgagor. The Mortgagor shall not be entitled to a final release of this Mortgage whilst:

(a)	Secured Moneys remain unpaid or other Obligations of the Mortgagor, either alone or with any other person, to the Mortgagee remain unfulfilled or unperformed;
(b)	there is a Claim by the Mortgagee or Obligation on the part of the Mortgagor outstanding; or
(c)

the Mortgagee may apprehend a liability on the part of the Mortgagor in circumstances (amongst others) where litigation has been threatened or commenced or a dispute exists which, if resolved or settled in a particular way, would or may result in a Claim against the Mortgagee or a Claim by the Mortgagee, which would be recoverable in whole or in part from the Mortgagor.

2.4	Premature discharge of Mortgage

If the Mortgagee, due to error or a preferential payment subsequently repaid, receives an amount less than it would have otherwise required in exchange for a release or partial release of this Mortgage, then the Rights of the Mortgagee against the Mortgagor in respect of the Mortgaged Property shall be the same as if this Mortgage had not been released or partially released and as if the Mortgagor had no Right of release. In that case, the Mortgagor shall do all things required by the Mortgagee (including, if necessary, signing a further mortgage over the Mortgaged Property released or any property nominated by the Mortgagee of approximately equal value) to restore the Mortgagee’s Rights to the same status as if this Mortgage had not been released or partially released.

2.5	Form of discharge

A release of this Mortgage when given may be in such form as the Mortgagee requires (including a specific provision), so that the release of this Mortgage operates only as a release of the charge created over the Mortgaged Property, but reserving all Rights against the Mortgagor on personal covenants contained or implied in this Mortgage. In the absence of provisions to the contrary in a release or partial release of this Mortgage, a release only has effect as a release of the charge over the Mortgaged Property and not so as to release the Mortgagor from Obligations under the personal covenants in this Mortgage.

3.	PAYMENT OF MONEY
3.1	Repayment of Secured Moneys and interest

The Mortgagor shall repay the Secured Moneys to the Mortgagee and pay interest to the Mortgagee on the Secured Moneys during the term of this Mortgage:

(a)	as specified in the Reference Schedule;
(b)

if there is no provision in the Reference Schedule or elsewhere in this Mortgage in relation to the whole or part of the Secured Moneys, in accordance with the Transaction Documents or Loan Agreement which relates to each respective part of the Secured Moneys; or

(c)

if there is no such provision elsewhere in this Mortgage, the Transaction Documents nor any other Loan Agreement in relation to the whole or part of the Secured Moneys, the Secured Moneys shall be repaid on demand and interest shall accrue and be calculated at monthly balances on the last day of each month and be payable by the Mortgagor on the whole or part of the Secured Moneys on demand by the Mortgagee and shall otherwise be payable in accordance with the provisions for payment of interest commonly required by the Mortgagee and at the rate or rates of interest from time to time commonly charged by the Mortgagee for accommodation similar to the whole or part of the Secured Moneys.

3.2	Capitalisation of interest

If any payment of interest required to be paid under this Mortgage or any part of it is not paid on the due date, the interest in arrears may, at the election of the Mortgagee (without prejudice to other Rights of the Mortgagee) be capitalised and be immediately added to the Secured Moneys and shall bear interest accordingly from the day when the interest is capitalised.

3.3	No set off

The Right to receive amounts under this Mortgage shall be free from any equity, set off, or cross Claim which (except for this provision) the Mortgagor would be entitled to Claim against the Mortgagee or any intermediate mortgagee or an assignee.

3.4	No withholding

If any statute or regulation requires the deduction or withholding of an amount from a payment which is required to be made to the Mortgagee, the Mortgagor shall pay such further amount as is necessary to ensure that, after all required deductions and withholdings have been made, the amount specified in this Mortgage, the Transaction Documents or the relevant Loan Agreement is received by or as directed by the Mortgagee.

4.	MANNER OF PAYMENT
4.1	Free of exchange

The Secured Moneys shall be paid to the Mortgagee free of exchange and without any other deduction at the address of the Mortgagee in Queensland from time to time or at such other place or to such other person as the Mortgagee may from time to time by Notice direct.

4.2	Legal tender

Any remittance or tender other than in Australian Dollars despite the issue of any receipt shall only constitute payment to the Mortgagee, to the extent of and on the date when the payment shall have been actually received by the Mortgagee, in Australian Dollars.

4.3	Order or direction

The Mortgagor shall (if and when required by the Mortgagee) sign orders directing their bankers in Queensland or another State or Territory of Australia to make payment of Secured Moneys by debiting the drawer’s account and crediting the amount to the Mortgagee’s account at a bank nominated by the Mortgagee.

4.4	Bank cheque

Any tender of money due under this Mortgage, the Transaction Documents or under a Collateral Security shall not be invalid by reason only that it is made by bank cheque rather than in cash.

4.5	Certificate

A certificate signed by an Authorised Representative of the Mortgagee shall be prima facie evidence of the amount of the Secured Moneys and other matters stated in the certificate.

5.	PAY MORTGAGEE’S COSTS

The Mortgagor shall pay to the Mortgagee on demand all costs, charges and expenses incurred by the Mortgagee in connection with the Secured Moneys, this Mortgage, the Transaction Documents or any Loan Agreement, including without limitation:

(a)

all costs, charges, expenses, disbursements and payments which may be incurred or made by the Mortgagee for the protection or preservation of the Mortgaged Property or this Mortgage or which in the Mortgagee’s opinion may be necessary, desirable or called for to protect or safeguard or in any way to aid, assist or advantage the Rights and interest of the Mortgagee under this Mortgage, the Transaction Documents, a Loan Agreement or a Collateral Security;

(b)	all costs, charges, expenses and outlays, where relevant, on a solicitor and own client basis:
(i)	of preparing, completing, stamping and discharging or partially discharging this Mortgage, the Transaction Documents and all Collateral Securities;
(ii)

in connection with any documentation, advice, requests for consent, enquiries and other dealings of any nature affecting the Mortgaged Property, the Mortgagor, any co-surety or the transactions secured or contemplated by this Mortgage;

(iii)

involved with the exercise or enforcement or attempted exercise or enforcement of Rights of the Mortgagee or in consequence of default in payment of the Secured Moneys or the breach of any covenant condition or stipulation contained in this Mortgage including without limitation costs charges and expenses which may be incurred by the Mortgagee in respect of any application whether successful or not made by the Mortgagee or the Mortgagor for relief under any moratorium which has already been proclaimed or which may be proclaimed; or

(iv)	in connection with any advice in respect of this Mortgage or the transactions and agreements secured by it; and
(c)

all stamp duty, financial institutions duty, taxes, registration fees, fees, fines, penalties and charges payable or arising out of or in connection with this Mortgage, Collateral Securities, the Transaction Documents and Loan Agreements secured or contemplated by this Mortgage.

6.	PRIOR OR SUBSEQUENT SECURITIES
6.1	Application of clause

This clause applies where the Mortgaged Property is or becomes subject to a prior or subsequent Security.

6.2	Mortgagor to comply with other Securities

The Mortgagor shall duly and punctually carry out, observe and perform all the covenants, conditions and provisions contained or implied in any prior or subsequent Security on the part of the Mortgagor to be carried out, observed and performed (including any variation to the Security to which the Mortgagee has first consented in writing).

6.3	Mortgagee may pay debt

The Mortgagee may at any time after default has been made by the Mortgagor in duly and punctually carrying out and observing any one or more of the agreements, conditions and provisions in this Mortgage or contained or implied in a prior or subsequent Security, pay (and notwithstanding any dissent by the Mortgagor) to the holder of the Securities under the prior or subsequent Security the whole of the indebtedness of the Mortgagor under the prior or subsequent Security. The Mortgagee may accept as sufficient evidence of the indebtedness of the Mortgagor under such Security the certificate of the mortgagee under such Security and obtain and accept a release or transfer by such mortgagee (together with any documents of title, declarations and other paper writings as may be applicable).

6.4	Mortgagor to repay debt to Mortgagee

Notwithstanding the covenants, conditions and provisions contained in the prior or subsequent Security, the Mortgagor shall pay to the Mortgagee on demand the amount of indebtedness so paid and also the amount of the Mortgagee’s costs (on a solicitor and own client basis, where relevant) and disbursements of and incidental to the preparation and stamping of such release or transfer together with interest on all such amounts from the date or dates of payment by the Mortgagee and all such moneys shall form part of the Secured Moneys.

6.5	Subsequent mortgages

On redemption of this Mortgage, the Mortgagee may hand to any subsequent mortgagee all documents of title and a release of this Mortgage, and any other declarations and documents as may be applicable.

6.6	Disclosures by Mortgagee

The Mortgagor authorises the Mortgagee at the Mortgagee’s discretion to disclose to any person claiming to be a mortgagee under any prior or subsequent Security details of the outstanding and accruing indebtedness, security held or other particulars relating to the Secured Moneys.

6.7	Variations to other Securities

The Mortgagor shall not vary any prior or subsequent Security without the prior written consent of the Mortgagee.

6.8	Priority agreements

The Mortgagee may enter into any agreement with the mortgagee under another Security concerning their respective priorities or otherwise and shall not be obliged to inform the Mortgagor. Upon receipt of Notice of the terms of any such agreement, the Mortgagor shall observe and be bound by such agreement as if the Mortgagor has been a party to and consented to such agreement.

7.	GENERAL COVENANTS
7.1	Requests for consent

If the Mortgagor creates a subsequent Security or charge over the Mortgaged Property then either before or immediately after the creation of the subsequent Security:

(a)	before a request is made to the Mortgagee to produce the relevant Certificate or consent to the subsequent Security; or
(b)	before moneys are secured (actually or contingently) by the Security,

the Mortgagor shall cause the person entitled to the Security to enter into a priority and subordination agreement with the Mortgagee, so as to preserve and/or confirm the Mortgagee’s position to rank in priority to the mortgagee under the subsequent Security for an amount and on terms wholly satisfactory to the Mortgagee.

7.2	No assignment of Mortgaged Property

The Mortgagor shall not for the duration of this Mortgage, without the prior written consent of the Mortgagee:

(a)	assign or transfer the Mortgaged Property;
(b)	attempt or purport to assign or transfer the Mortgaged Property;
(c)

cause or permit any other person to have (whether by way of mortgage or otherwise) any Right to receive present or future income or other legal or beneficial Rights in the income from time to time from the Mortgaged Property; or

(d)	grant or attempt or purport to grant any other Security over the Mortgaged Property.
7.3	Transfer

If the Mortgaged Property is sold, transferred or assigned, then any settlement to take place shall be carried out at the address of the Mortgagee or otherwise as directed by the Mortgagee.

7.4	Calls made by Company

The Mortgagor shall pay all calls made by the Company on the unpaid capital of the Shares in the manner and within the time limits requested by the Company.

7.5	Notices from the Company

The Mortgagor shall deliver copies of all Notices received by it from the Company as soon as possible after being received.

7.6	Voting at Company meetings

The Mortgagor shall not exercise any voting Rights at general meetings of the Company without the previous consent of the Mortgagee or otherwise in accordance with the direction in writing of the Mortgagee.

7.7	Further assurances

The Mortgagor shall at all times at the cost and expense of the Mortgagor execute all documents and assurances and do all acts for further or more effectually securing the Rights or interests of the Mortgagee over the Mortgaged Property, and to receive dividends and bonus issues in respect of the Shares, from the Company as shall be necessary or may be required by the Mortgagee in its discretion.

8.	WARRANTIES AND ACKNOWLEDGEMENTS
8.1	Indefeasible title

The Mortgagor warrants that:

(a)	the Mortgagor has (or is immediately entitled to and able to obtain) an indefeasible title to the Mortgaged Property and that the Mortgaged Property is not subject to:
(i)	Securities granted in favour of another person;
(ii)	litigation, arbitration, administrative proceeding or threatened litigation, arbitration or administrative proceeding;
(iii)	transfer or cancellation under any share buy back agreement approved under the Corporations Law;
(iv)	other Claim or interest having priority over or competing with or likely to affect this Mortgage,

except as is specifically described in this Mortgage or has been unequivocally accepted in writing by the Mortgagee; and

(b)

to the best of the Mortgagor’s knowledge, no person alleges or makes or will allege or make a Claim to any interest referred to in clause 8.1(a) or intends or has threatened to commence any proceedings in respect of a Claim.

8.2	Enforceability, capacity and disclosure

The Mortgagor warrants that:

(a)

the Mortgagor has full power to sign and deliver this Mortgage and perform its Obligations under this Mortgage and to receive accommodation from the Mortgagee in the manner contemplated in this Mortgage, the Transaction Documents and in each Loan Agreement;

(b)	all Obligations of the Mortgagor under this Mortgage are legally binding and enforceable in accordance with their terms;
(c)	the signing and delivery of and the performance of its Obligations under this Mortgage by the Mortgagor shall not:
(i)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Mortgagor is subject;
(ii)	conflict with or constitute a default under the Transaction Documents or a Loan Agreement or arrangement to which the Mortgagor is a party or is subject or by which it or any of its property is bound;
(iii)	result in the creation or imposition of or Obligation to create any Encumbrance;
(d)

no litigation, arbitration, administrative proceeding or taxation investigation or assessment is taking place, pending or to the knowledge of the Mortgagor is threatened against the Mortgagor which could have a Material Adverse Effect on the business, assets or financial condition of the Mortgagor;

(e)

all financial statements of the Mortgagor in the past, now and in the future given to the Mortgagee present and shall present fairly and accurately the financial position of the Mortgagor as at the date of such statements and the date of their delivery to the Mortgagee, in accordance with generally accepted accounting practices in Australia;

(f)	no event or circumstance which constitutes an Event of Default or a Potential Event of Default has occurred and is continuing;
(g)

the Obligations of the Mortgagor under this Mortgage are direct, general and unconditional Obligations of the Mortgagor, and rank before and will continue to rank before all other present and future secured and unsecured Obligations (including contingent Obligations) of the Mortgagor;

(h)

this Mortgage is made in good faith without any intention to delay or defraud any existing or future creditor of the Mortgagor, and the Mortgagor is presently able to pay its debts from its own money as such debts fall due;

(i)

this Mortgage is not signed or accommodation obtained relying on any representation, promise or statement by the Mortgagee or any person on behalf of the Mortgagee (including representations, promises or statements as to availability of future accommodation, accommodation charges, financial conditions, currency fluctuations, business prospects or the like) other than as is specifically contained in this Mortgage, the Transaction Documents or any relevant Loan Agreement; and

(j)

all representations made and to be made to the Mortgagee and to the Federal Treasurer in respect of any relevant approval under the Foreign Acquisitions and Takeovers Act 1975 (C’th) have been and shall be accurate and not misleading, all approvals already required to be obtained by the Mortgagor under the Act in respect of the acquisition of the Mortgaged Property have been duly obtained, and any conditions imposed in respect of those approvals have been fully disclosed to the Mortgagee and duly complied with to date.

8.3	Continuing warranties

Each of the warranties by the Mortgagor in this Mortgage shall be deemed to have been re-affirmed to the Mortgagee immediately before each provision of accommodation comprising part of the Secured Moneys being made available by the Mortgagee, except to the extent that the Mortgagee shall have been specifically disclosed in a Notice to the Mortgagee by the Mortgagor to the contrary.

9.	EVENTS OF DEFAULT
9.1	Events occurring

Each of the following, unless waived by Notice from the Mortgagee, is an Event of Default:

(a)

(non-payment) if the Mortgagor fails to pay or repay on time Secured Moneys which are due and payable to the Mortgagee under this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement;

(b)

(non-performance) if the Mortgagor or any other person (other than the Mortgagee) defaults in the performance of an Obligation on that person’s part under the Mortgage, the Collateral Security, the Transaction Documents or a Loan Agreement;

(c)	(share issue by Company) if the Company, without the Mortgagee’s consent, issues shares in the Company, which has a Material Adverse Effect on the value of this Mortgage to the Mortgagee;
(d)

(Receiver) if a Receiver, provisional liquidator, trustee for creditors or in bankruptcy, administrator or an analogous person is appointed over the assets of the Mortgagor or a Security holder takes or attempts to take possession of any such assets;

(e)	(Securities become fixed) if a floating Security given in favour of any Security holder becomes fixed in respect of the whole or part of the Mortgagor’s assets;
(f)	(insolvency) if the Mortgagor or the Company:
(i)	is or states that it is unable to pay debts as they fall due;

(ii)	suspends payments of its debts; or
(iii)	ceases or threatens to cease to carry on all or a material part of its business;
(g)	(incapacity) the Mortgagor dies or becomes mentally ill or suffers any other demise or incapacity (other than bankruptcy);
(h)

(involuntary winding up) if the Mortgagor is a company, an application is made for the winding up of the Mortgagor or the Company and the application is not dismissed or withdrawn within five days from it being made, or an order is made for the winding up of the Mortgagor , except for the purposes of a reconstruction, amalgamation, merger or consolidation on terms approved by the Mortgagee before the application or order is made where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of the approval;

(i)

(voluntary winding up) if the Mortgagor or the Company passes a resolution for its winding up, except for the purposes of a reconstruction, amalgamation, merger or consolidation on terms approved by the Mortgagee before the resolution is passed where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of the approval;

(j)	(compromise or arrangement) if the Mortgagor enters into or takes steps for the purpose of entering into an arrangement or composition with its unsecured creditors generally or any of them;
(k)

(judgments) if a judgment equal to more than 10% of the Secured Moneys or $100,000 (whichever is less) is awarded against the Mortgagor and remains unsatisfied for 14 days, or any execution or other process of Court or Government Authority or any distress is issued against or levied upon any property of the Mortgagor, or any person obtains a garnishee order in respect of a debt due by the Mortgagor;

(l)	(seizure) if the Mortgagor does or omits to do any act as a result of which property of the Mortgagor may become liable to seizure, forfeiture or sequestration;
(m)

(material adverse change) if in the opinion of the Mortgagee or an Authorised Representative of the Mortgagee, there has been a material adverse change in the financial position of the Mortgagor or the Company, or the Mortgagee’s Security for the Secured Moneys has materially diminished in value or is in jeopardy;

(n)

(ranking of Security) if an Obligation is incurred in the future (whether involving actual, contingent or prospective liabilities) and is secured under a Security over the Mortgaged Property in priority to or ranking equally with the Secured Moneys;

(o)

(misrepresentation) if a statement, representation or warranty made or reaffirmed by the Mortgagor in connection with this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement, shall prove to have been incorrect or misleading in any material respect when made or deemed to have been reaffirmed;

(p)	(undertakings) if an undertaking given in connection with this Mortgage or the Secured Moneys is not duly and punctually complied with; or
(q)

(default under other Loan Agreements) if an Event of Default or a Potential Event of Default (by whatever name called) occurs under a Collateral Security, the Transaction Documents or a Loan Agreement.

9.2	Consequences of an Event of Default

Upon an Event of Default occurring, the Secured Moneys shall at the Mortgagee’s election become immediately payable to the Mortgagee as if the time for payment of the same had arrived (irrespective of anything to the contrary elsewhere in this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement). The Mortgagee need not notify the Mortgagor of that election. If there is any outstanding Obligation of the Mortgagee to the Mortgagor (including any commitment to advance accommodation) the Mortgagee may also decline to perform or meet that Obligation.

10.	MORTGAGEE MAY REMEDY DEFAULT

If an Event of Default occurs, the Mortgagee may, without prejudice to any other Right, do all acts and things and pay all moneys necessary or expedient in the opinion of the Mortgagee to make good the default. All moneys paid by the Mortgagee shall form part of the Further Moneys and shall be payable on demand and the Mortgagor indemnify and shall keep the Mortgagee indemnified against Claims arising against or incurred by the Mortgagee by reason of any breach failure or default of the Mortgagor in respect of any matter whatsoever.

11.	POWERS OF MORTGAGEE

After the occurrence of an Event of Default, the Mortgagee may (at any time and from time to time without giving Notice to the Mortgagor) do all or any one or more of the following (and all moneys which the Mortgagee pays or becomes liable to pay by reason of any of the following to any third party or otherwise shall be included in the Secured Moneys):

(a)	(income) enter into receipt of the income from the Mortgaged Property;
(b)	(options to purchase) grant an option to purchase the Mortgaged Property upon terms and conditions as the Mortgagee thinks fit;
(c)

(proceedings) institute and prosecute and defend any proceedings either in the name of the Mortgagor or the Mortgagee in any court or tribunal in respect of any act or transaction contemplated by this Mortgage;

(d)

(conditions of sale) upon any sale of the Mortgaged Property allow a purchaser any time for payment of the whole or any part of the purchase moneys either with interest at any rate or without interest and either upon Security of the property sold or any part of it or upon any other Security or without any Security and the conditions of sale may include any special conditions as the Mortgagee may in its absolute discretion think fit; or

(e)	(exercise of Rights) exercise all other Rights then vested in it by this Mortgage, any statute, common law or the rules of equity.
12.	POWER OF SALE
12.1	Statutory powers on occurrence of Event of Default

All the Rights of the Mortgagee under any statute, at law or in equity may be exercised by the Mortgagee in respect of the Mortgaged Property after an Event of Default occurs, despite any subsequent acceptance of payment of any part of the Secured Moneys, omission or waiver.

12.2	Power of sale

After an Event of Default occurs the Mortgagee may sell, transfer and assign the Mortgaged Property free from any equity of redemption or other interest on the part of the Mortgagor:

(a)	by public auction, tender, private contract, transfer without contract or any combination of the above;
(b)	as one parcel or (if applicable) separately or in lots;
(c)	subject to any special stipulations, for cash, on credit, by way of set-off or exchange, at a discount or otherwise, or in any combination of the above; or
(d)

in the case of credit, the sale may be made with or without charging interest (and if with interest, at such rate as the Mortgagee determines) and with or without taking Security for the purchase money, and the Mortgagee may buy in at any auction, refuse any tenders and terminate or vary any contract of sale and resell the property, without being liable for any loss.

12.3	Discretion

The Mortgagee may in its discretion use any conditions of auction, tender or sale and exercise all the powers of a beneficial owner in the same manner, as if this Mortgage had vested the absolute ownership of the Mortgaged Property in the Mortgagee.

12.4	Public auction

Unless prohibited by statute, the Mortgaged Property need not in the first instance be submitted for sale at public auction.

12.5	Option to purchase

At any time after the power of sale has become exercisable by the Mortgagee, the Mortgagee may grant to any person an option to purchase the Mortgaged Property on any terms. If the Mortgagor subsequently redeems this Mortgage, the Mortgagor shall be bound by the option as if the Mortgagor had granted it. The Mortgagor indemnifies the Mortgagee for any liability incurred by the Mortgagee as a result of any failure by the Mortgagor to strictly observe the terms of any option.

12.6	Additional powers

The preceding provisions of this clause are in addition to Rights conferred by statute, but are subject to the giving of any Notices required by statute before or after the exercise of any power of sale.

13.	PROCEEDS FROM SALE

Subject to any contrary statutory or other Obligation, the Mortgagee shall apply the proceeds received in respect of the Mortgaged Property:

(a)

firstly, to pay all costs, charges and expenses incurred in or incidental to the exercise or attempted exercise or performance of a Right under this Mortgage, a Collateral Security, the Transaction Documents or Loan Agreement;

(b)	secondly, to pay or repay all or part of the Secured Moneys as the Mortgagee determines (without prejudice to the Mortgagee’s Right to place moneys received in a suspense account indefinitely);
(c)	thirdly, to pay any surplus to subsequent mortgagees or holders of any Security over the Mortgaged Property in order of priority; and
(d)

fourthly, to pay any surplus (but without interest) to the person entitled to give receipts for those amounts or to the Mortgagor, upon obtaining a full and final discharge to the satisfaction of the Mortgagee. The Mortgagee may pay the surplus to the Mortgagor or to an account of the Mortgagor in the books of the Mortgagee or to the credit of a bank account in the name of the Mortgagor. Upon payment, the Mortgagee shall be under no further liability in respect of those amounts.

14.	LIABILITY FOR LOSS
14.1	Mortgagee not responsible

Subject to the provisions of any statute to the contrary, the Mortgagee is not responsible for any loss which happens or for any outstanding moneys following upon the exercise or attempted exercise or in consequence of the non-exercise of any Rights contained in or incidental to this Mortgage nor for more money than actually comes into its hands nor for the acts, neglect, default or dishonesty of any Authorised Representative. All losses shall be deemed to be inevitable and unavoidable unless positive and wilful default can be proved to have been made by the Mortgagee.

14.2	Indemnities

The Mortgagor indemnifies the Mortgagee and its Authorised Representatives and their respective agents and employees against all Claims arising out of or against the Mortgagee or any such person from:

(a)	any act or omission of the Mortgagee or such person concerning this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement;
(b)	the exercise, attempted exercise or non-exercise of Rights in or incidental to this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement; or
(c)	any disclosure of information concerning the Mortgagor or any Related Body Corporate or associated person considered by the Mortgagee to be in its interest.
14.3	Release

The Mortgagor releases the Mortgagee and its Authorised Representatives from all Claims arising out of or against the Mortgagee from:

(a)	any act or omission of the Mortgagee and its Authorised Representatives concerning this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement;
(b)	the exercise, attempted exercise or non-exercise of Rights in or incidental to this Mortgage, a Collateral Security, the Transaction Documents or a Loan Agreement; or
(c)	any disclosure of information concerning the Mortgagor or associated person considered by the Mortgagee to be in its interest.
14.4	Continuing indemnity

Each indemnity (whether given under this clause or elsewhere in this Mortgage) and release in this Mortgage is:

(a)	a continuing Obligation of the Mortgagor and remains in force and effect even if this Mortgage is released or discharged; and
(b)	a separate and independent Obligation of the Mortgagor.
15.	POSSESSION OF CERTIFICATE AND TRANSFER
15.1	First mortgage

Where the Mortgagee is or becomes first mortgagee, the Mortgagor shall deposit with the Mortgagee the Certificate (if issued) and the Transfer. The Mortgagee may keep the Certificate and the Transfer at any location within Australia. Unless expressly obliged by statute, the Mortgagee may refuse to produce the Certificate and Transfer to any person for any reason.

15.2	Mortgagee not liable

The Mortgagor shall obtain any Rights or have any Claim, whether to reduction of interest, damages or otherwise, by reason of any failure or delay on the part of the Mortgagee in production (for any purpose) of the Certificate or the Transfer, a consent or a release of mortgage or any other documents relating to this Mortgage.

15.3	Indemnity

The Mortgagor indemnifies and shall keep the Mortgagee indemnified in respect of loss to the Mortgagee and Claims against the Mortgagee by the Mortgagor or any other person in respect of any failure on the part of the Mortgagee to produce (for any purpose) the Certificate, the Transfer, a release of this Mortgage, or other documents relating to this Mortgage, or any delay in producing them.

16.	ATTORNEY OF THE MORTGAGOR
16.1	Power of attorney

All acts and things which are required expressly or impliedly to be done under the provisions of this Mortgage, the Transaction Documents or of any Loan Agreement implied by the Mortgagor or which the Mortgagee is empowered to do may be done by an attorney of the Mortgagor appointed under this Mortgage either in the name of the Mortgagee, the Mortgagor or of the attorney.

16.2	Appointment

The Mortgagor appoints:

(a)	the Mortgagee; and
(b)	each Authorised Representative of the Mortgagee,

and their substitutes, jointly and severally, to be the attorney of the Mortgagor for the use and benefit of the Mortgagee to do and suffer all such acts and things and also to do all such acts and things and sign and execute all such documents and instruments under any statute or otherwise as the attorney thinks necessary or advisable for the purpose of exercising the Rights granted to the Mortgagee by this Mortgage or for any other purpose and without limitation, an attorney may:

(c)	in any case where there is a prior or subsequent mortgage, exercise the Mortgagor’s Rights in accordance with al relevant statutes; and
(d)	appoint a substitute or substitutes for all or any of such purposes.
16.3	Ratify and confirm

The Mortgagor covenants to ratify and confirm all acts the attorneys shall lawfully do or cause to be done in or about the Mortgaged Property by virtue of the power of attorney in this clause or this Mortgage.

16.4	Authority

The Mortgagor authorises the Mortgagee to register this power of attorney under any statute and to do whatever the Mortgagee considers necessary to give validity and effect to it and declares that each attorney shall not be responsible for any Claim which may arise against or occurring in relation to the exercise of the Rights of an attorney.

16.5	Costs

The Mortgagor is liable to pay for or reimburse an attorney for costs (where relevant, on a solicitor and own client basis) incurred by an attorney in the exercise of Rights given under this power of attorney. If the Mortgagor fails to pay to the Mortgagee or an attorney such money, such money shall form part of the Further Moneys.

16.6	Irrevocable

This power of attorney is:

(a)	given for valuable consideration;
(b)	given by way of security; and
(c)	is irrevocable.
17.	MISCELLANEOUS
17.1	Mortgage not affected by intervening circumstances

This Mortgage, the Obligations of the Mortgagor under this Mortgage, a Collateral Security, the Transaction Documents or Loan Agreement or other arrangement, and the Mortgagee’s Rights against the Mortgagor shall not be discharged terminated, reduced, modified or otherwise affected by any of the following:

(a)	(Collateral Security) the giving by any person of the terms of any Collateral Security from time to time;
(b)

(delay) any delay, failure, neglect or refusal by the Mortgagee to exercise Rights or to recover any of the Secured Moneys under this Mortgage, Collateral Security, the Transaction Documents, Loan Agreement, judgment or specialty;

(c)

(failure to obtain Collateral Security) the failure to obtain, register or perfect, inadequacy, invalidity or unenforceability of any Collateral Security or other Obligation, whether given at the time of this Mortgage or otherwise;

(d)

(granting of time) the granting to the Mortgagor or any co-surety of any time, waiver, credit, forbearance, indulgence, or other concession (either for or without consideration or by operation of law);

(e)

(release of Rights) any partial or absolute release, discharge, abandonment, surrender, waiver, variation, transfer, exchange, relinquishment or renewal (either for or without consideration) of Rights against the Mortgagor or any co-surety or any other person;

(f)

(compromises) the Mortgagee becoming party to or bound by any compromise, assignment of property, scheme of arrangement, composition of debts, scheme of reconstruction or other arrangement relating to the Mortgagor or any co-surety or any other person;

(g)

(variations) any variation of this Mortgage, a Collateral Security or the Transaction Documents, or any variation of, termination of or additional Loan Agreement, arrangement or understanding between the Mortgagee, the Mortgagor or any co-surety or any one or more of them (with or without others), except to the extent that the same is unequivocally expressed to amend or overrule this Mortgage;

(h)	(payment of money) any payment to the Mortgagor of, or any Obligation to pay, the Secured Moneys becoming void, voidable or otherwise unenforceable;
(i)	(unenforceable Rights) this Mortgagee or any Collateral Security becoming void, voidable or otherwise unenforceable in whole or in part;
(j)	(Events of Default) an Event of Default occurring which is beyond the control of the Mortgagor;
(k)

(non-authorisation) the Mortgagor or any co-surety not being or ceasing to be authorised or empowered to enter into this Mortgage, the Transaction Documents, a Loan Agreement, a Collateral Security or any relevant transaction;

(l)	(assignment) the transfer or assignment by the Mortgagee of this Mortgage or any Collateral Security;
(m)	(judgment) the Mortgagee obtaining judgment against the Mortgagor or any co-surety;
(n)	(negotiable instruments) any negotiable or other instrument or document for the time being outstanding; or
(o)

(changes to Mortgagee) any variation in or alteration to the status, nature or composition (including takeover, merger, amalgamation and reconstruction) of the Mortgagee, the Mortgagor or any co-surety or any other person or the memorandum of association, articles of association, constitution, rules, trusts or other documents relating to the Mortgagee or any co-surety or any other person.

17.2	Mortgagee may assign

The Mortgagee may assign to any person this Mortgage, the Secured Moneys, the Rights, title and interest of the Mortgagee to the Mortgaged Property, the benefit of any term of this Mortgage (irrespective of whether it touches or concerns the Mortgaged Property), the benefit of any surety provisions contained in or relating to this Mortgage or the benefit of any indemnity under this Mortgage, irrespective of whether all or any of them would not otherwise be assignable. The Mortgagor shall (at the expense of any assignee requiring the same) enter into any further mortgages, deeds or other agreements for Security or re-affirming to the satisfaction of such assignee the benefit of this Mortgage and the benefit of and entitlement to all Rights of the Mortgagee and Obligations of the Mortgagor under this Mortgage.

17.3	Authority to date and complete

The Mortgagor irrevocably authorises the Mortgagee and its Authorised Representatives:

(a)	to date this Mortgage, the Reference Schedule and any other blanks left uncompleted in this Mortgage pending advancing of any money by the Mortgagee; and
(b)

as irrevocable attorney of the Mortgagor respectively to rectify any manifest error, and to make and initial any alterations, deletions or additions to this Mortgage in order to procure its registration.

17.4	Disclosure of confidential information

The Mortgagee, its Authorised Representatives or any employee or agent of any of them may disclose information concerning the Mortgagor whenever it is thought expedient to do so, even though that information would otherwise be confidential or privileged.

18.	NOTICES
18.1	Form of Notices

Notices given under this Mortgage shall be:

(a)	in writing;
(b)	signed by the party giving the Notice or its Authorised Representative; and
(c)	addressed to the Notice Address of the person to whom it is to be given.
18.2	Method and address for giving Notices

Notices must be either:

(a)	delivered by hand;

(b)	posted by pre-paid security or certified mail; or
(c)	transmitted by facsimile,

to the Notice Address of the person receiving the Notice.

18.3	Time of receipt

A Notice given to a person in accordance with this Mortgage is deemed to have been given and received if:

(a)	delivered, on the day of delivery if delivered before 5:00pm on a Business Day, otherwise on the next Business Day;
(b)	posted by pre-paid security mail or certified mail, on the second day after the day on which the Notice was accepted by the post office from the party sending the Notice; or
(c)	transmitted by facsimile:
(i)	the transmission report states that it was sent in full and without error; and
(ii)	no objection is received from the recipient,

on the day of transmission if that report states that the transmission was completed before 5:00pm on a Business Day, otherwise on the next Business Day.

18.4	Objection to facsimile

A party receiving a facsimile transmission may object to the facsimile transmission as not being fully intelligible. If a valid objection is made to a facsimile transmission and that party requests re-transmission before 5:00pm on the next Business Day after completion of the facsimile transmission, the party sending the facsimile transmission shall re-transmit it, but any re-transmission is deemed to have been made at the time of completion of the original facsimile transmission.

19.	PROPER LAW, JURISDICTION
19.1	Choice of law

This Mortgage is governed by and construed in accordance with the laws of Queensland.

19.2	Jurisdiction

Actions, suits or proceedings relating in any way to this Mortgage or documents or dealings contemplated by it, may be instituted, heard and determined in a court of competent jurisdiction in Queensland.

19.3	Submission to jurisdiction

Each party irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such action, suit or proceeding.

19.4	Service of process

A party may by Notice appoint another person at a specified address in Queensland to receive service of process in connection with proceedings and process served on that person is taken to be served on the party making the appointment.

20.	GENERAL
20.1	Set-off

If an Event of Default occurs, the Mortgagee may, without Notice to the Mortgagor, combine, consolidate, merge or apply all or any part of any credit balance standing to any account of the Mortgagor with any office or branch of the Mortgagee or any amount available to the Mortgagee by way of set-off, lien or counterclaim in or towards satisfaction of the Secured Moneys. The Mortgagee may for this purpose:

(a)

redeem, vary the terms and conditions of, or appropriate all or any part of any account, deposit of funds or other arrangement between the Mortgagor and the Mortgagee on or under which the Mortgagee may be indebted to the Mortgagor, notwithstanding any prior agreement to the contrary or the fact that the respective liabilities may not be expressed in the same currency;

(b)	effect any currency conversion the Mortgagee considers necessary or desirable; and
(c)	in the name of the Mortgagor, do all such acts and execute and deliver all such documents as may be required to effect any combination, consolidation, merger or application under this subclause.
20.2	Waiver

The non-exercise of or delay in exercising a Right of a party shall not operate as a waiver of that Right, nor does a single exercise of a Right preclude another exercise of it or the exercise of other Rights. A Right may only be waived by Notice, signed by the party (or its Authorised Representative) to be bound by the waiver.

20.3	Rights cumulative

The Rights and remedies provided in this Mortgage are cumulative and do not exclude any Rights or remedies provided by law.

20.4	Amendment

Except to the extent expressly provided elsewhere in this Mortgage, this Mortgage may only be amended or supplemented in writing signed by the parties.

20.5	Assignment

The Mortgagor may not assign or transfer all or any part of its Rights or Obligations under this Mortgage or any Collateral Security without the prior consent of the Mortgagee.

20.6	Mortgagee’s statement conclusive

A statement, signed on behalf of the Mortgagee by any of its Authorised Representatives, as to any matter or of any amount (including without limitation, the amount of the Secured Moneys) at the date specified in the statement is conclusive in the absence of manifest error.

20.7	Time of the essence

Time shall be of the essence of the performance and observation of the Obligations of the Mortgagor and the Debtor under this Mortgage and the Collateral Securities.

20.8	Warranty of authority

Each person signing this Mortgage:

(a)

as attorney, by so doing, warrants to the other parties that, as at the date of signing, the signatory has not received notice or information of the revocation of the power of attorney appointing that person; and

(b)

as an Authorised Representative, agent or trustee of a party, warrants to the other parties that, as at the date of signing, the signatory has full authority to execute this Mortgage on behalf of that party.

20.9	Severability

This Mortgage shall, so far as possible, be interpreted and construed so as not to be invalid, illegal or unenforceable in any respect, but if a provision, on its true interpretation or construction is held to be illegal, invalid or unenforceable:

(a)

that provision shall, so far as possible, be read down to the extent that it may be necessary to ensure that it is not illegal, invalid or unenforceable and as may be reasonable in all the circumstances so as to give it a valid operation; or

(b)

if the provision or part of it cannot effectively be read down, that provision or part of it shall be deemed to be void and severable and the remaining provisions of this Mortgage shall not in any way be affected or impaired and shall continue notwithstanding that illegality, invalidity or unenforceability.

20.10	Delivery as a deed

Subject to express provisions in this Mortgage to the contrary, each party by signing or executing this Mortgage is deemed to unconditionally sign, seal and deliver this Mortgage as a deed, with the intention of being immediately legally bound by this Mortgage.

20.11	Parties bound

This Mortgage binds each of the parties to the full extent provided in this Mortgage even though:

(a)	one or more persons named in this Mortgage has not or does not sign or execute this Mortgage; or
(b)	the signature or execution of this Mortgage by any of the parties (other than the party sought to be made liable) is or may become void or voidable.
20.12	Liability of parties

If a party consists of more than one person:

(a)	an Obligation of those parties is a joint Obligation of all of them and a several Obligation of each of them;
(b)	a Right given to those parties is a Right given jointly and severally to each of them, and if exercised by one of them, is deemed to be exercised jointly; and
(c)	a representation, warranty or undertaking made by those parties is made by each of them.
21.	SPECIAL CONDITIONS

The Mortgagor acknowledges that the special conditions listed in the Loan Agreement apply in addition to the rights of the Lender under this Mortgage.

REFERENCE SCHEDULE

Agreement Date:		21 December 2007
Company:		Australian Secured Financial Limited ACN 120 340 507
Share details:	Name of shareholder on Share certificate:	IA Global, Inc
	Number of Shares:	All shares owned by the Mortgagor in the Company.
	Class:	Ordinary
	Amount to which Shares paid:	Fully paid
Initial loan amount:		The amount specified as such in a Loan Agreement dated or intended to be dated the same date as this Mortgage, to be entered by the Mortgagor and the Mortgagee.
Interest rate:		As specified as such in the Loan Agreement.
Repayment method:		As specified as such in the Loan Agreement.
Term of Mortgage:		As specified as such in the Loan Agreement.
Mortgagee’s Notice Address:	Address:	Level 1, 2 Corporate Court Bundall QLD 4217
	Facsimile number:	0011 61 7 5556 7901
	Attention:	The Lending Manager
Mortgagor’s Notice Address:	Address:	Suite 2450, 101 California Street San Francisco CA 94111 USA
	Facsimile number:	0011 1 415 946 8801
	Attention:	The President
Transaction Documents:		Loan agreement executed contemporaneously with this Mortgage.
Priority ranking:		First.
Collateral Securities:		Nil
Business Day place:		Business day place

Executed

EXECUTED by IA GLOBAL, INC by:
Signature /s/ Derek Schneideman	Signature
Full name: Derek Schneideman	Full name:
Position: CEO	Position:
Date: 21st day of December, 2007	Date:

DATED:  21 December 2007

BETWEEN:

IA GLOBAL, INC

“Mortgagor”

AND:

FRONTIER MORTGAGES PTY LTD CAN

126 509 322

“Mortgagee”

SHARE MORTGAGE

Davis Lawyers

Level 9

231 North Quay

BRISBANE QLD 4000

Telephone: (07) 3211 3433

Facsimile: (07) 3319 6088

5/4/08

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation	5
2	MORTGAGE		6
	2.1	Grant of Mortgage	6
	2.2	Priority	6
	2.3	Continuing nature	6
	2.4	Premature discharge of Mortgage	6
	2.5	Form of discharge	6
3	PAYMENT OF MONEY		7
	3.1	Repayment of Secured Moneys and interest	7
	3.2	Capitalisation of interest	7
	3.3	No set off	7
	3.4	No withholding	7
4	MANNER OF PAYMENT		7
	4.1	Free of exchange	7
	4.2	Legal tender	7
	4.3	Order or direction	8
	4.4	Bank cheque	8
	4.5	Certificate	8
5	PAY MORTGAGEE’S COSTS		8
6	PRIOR OR SUBSEQUENT SECURITIES		8
	6.1	Application of clause	8
	6.2	Mortgagor to comply with other Securities	9
	6.3	Mortgagee may pay debt	9
	6.4	Mortgagor to repay debt to Mortgagee	9
	6.5	Subsequent mortgages	9
	6.6	Disclosures by Mortgagee	9
	6.7	Variations to other Securities	9
	6.8	Priority agreements	9
7	GENERAL COVENANTS		10
	7.1	Requests for consent	10
	7.2	No assignment of Mortgaged Property	10
	7.3	Transfer	10
	7.4	Calls made by Company	10
	7.5	Notices from the Company	10
	7.6	Voting at Company meetings	10
	7.7	Further assurances	10
8	WARRANTIES AND ACKNOWLEDGEMENTS		11
	8.1	Indefeasible title	11
	8.2	Enforceability, capacity and disclosure	11
	8.3	Continuing warranties	12
9	EVENTS OF DEFAULT		12
	9.1	Events occurring	12
	9.2	Consequences of an Event of Default	13
10	MORTGAGEE MAY REMEDY DEFAULT		14
11	POWERS OF MORTGAGEE		14
12	POWER OF SALE		14
	12.1	Statutory powers on occurrence of Event of Default	14
	12.2	Power of sale	14
	12.3	Discretion	15
	12.4	Public auction	15
	12.5	Option to purchase	15
	12.6	Additional powers	15

13	PROCEEDS FROM SALE		15
14	LIABILITY FOR LOSS		15
	14.1	Mortgagee not responsible	15
	14.2	Indemnities	16
	14.3	Release	16
	14.4	Continuing indemnity	16
15	POSSESSION OF CERTIFICATE AND TRANSFER		16
	15.1	First mortgage	16
	15.2	Mortgagee not liable	16
	15.3	Indemnity	17
16	ATTORNEY OF THE MORTGAGOR		17
	16.1	Power of attorney	17
	16.2	Appointment	17
	16.3	Ratify and confirm	17
	16.4	Authority	17
	16.5	Costs	17
	16.6	Irrevocable	18
17	MISCELLANEOUS		18
	17.1	Mortgage not affected by intervening circumstances	18
	17.2	Mortgagee may assign	19
	17.3	Authority to date and complete	19
	17.4	Disclosure of confidential information	19
18	NOTICES		19
	18.1	Form of Notices	19
	18.2	Method and address for giving Notices	19
	18.3	Time of receipt	20
	18.4	Objection to facsimile	20
19	PROPER LAW, JURISDICTION		20
	19.1	Choice of law	20
	19.2	Jurisdiction	20
	19.3	Submission to jurisdiction	20
	19.4	Service of process	20
20	GENERAL		21
	20.1	Set-off	21
	20.2	Waiver	21
	20.3	Rights cumulative	21
	20.4	Amendment	21
	20.5	Assignment	21
	20.6	Mortgagee’s statement conclusive	21
	20.7	Time of the essence	21
	20.8	Warranty of authority	21
	20.9	Severability	22
	20.1	Delivery as a deed	22
	20.11	Parties bound	22
	20.12	Liability of parties	22
REFERENCE SCHEDULE			23